Exhibit 99.1

Investor Update – September 4, 2019

Note to Investors
This Investor Update is being provided to communicate certain updated third quarter 2019 forecasted financial information communicated by Chief Financial Officer, Brandon Pedersen, at the Cowen Securities 12th Annual Global Transportation Conference on September 4, 2019.

Unit revenue, unit cost and other financial forecasts are estimates only. Actual amounts reported may differ and are dependent on our normal quarter-end closing process.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

Information about Non-GAAP Financial Measures
This update includes forecasted operational and financial information for our operations. Our disclosure of operating cost per available seat mile excluding fuel and other items provides us (and may provide investors) with the ability to measure and monitor our performance. The most directly comparable GAAP measure is total operating expense per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED

Forecast Information

	Q3 2019 Forecast	Q3 2018	% Change	Prior Guidance July 25, 2019
Revenue per ASM (cents)	13.45¢ - 13.69¢	13.05¢	~ 3.0% - 5.0%	~ 2.0% - 5.0%
Cost per ASM excluding fuel and special items (cents)	8.52¢ - 8.57¢	8.15¢	~ 5.0%	~ 5.0%
Fuel gallons (000,000)	230	218	~ 5.5%	230
Economic fuel cost per gallon(a)	$2.15	$2.33	~ (7.7)%	$2.21

(a)
Our economic fuel cost per gallon estimate for the second quarter includes the following per-gallon assumptions: crude oil cost – $1.36 ($57 per barrel); refining margin – 54 cents; cost of settled hedges – 2 cents; with the remaining difference due to taxes and other into-plane costs.